Exhibit 99.1

Think Partnership Third Quarter 2006 Financial Results Conference Call
Wednesday October 18, 4:32 pm ET

CLEARWATER, Fla.—(BUSINESS WIRE)—Think Partnership, Inc. (AMEX:THK - News), an international leader in interactive performance-based advertising and related Internet technologies, will hold a conference call to discuss its third quarter 2006 results for the period ended September 30, 2006, on Monday, November 6, 2006. The results will be issued in a press release before the opening of the market the same day.

Think Partnership’s CEO, Scott Mitchell, and CFO, Jody Brown, will host the presentation, which will be followed by a question and answer period. The details for the call are as follows:

Date: Monday, November 6, 2006
Time: 4:30 pm Eastern (1:30 pm Pacific)
Dial-In Number: (800) 418-7236
International: (973) 935-8757
Conference ID#: 7985359

Internet Simulcast: http://viavid.net/dce.aspx?sid=00003683
(Windows Media Player needed for simulcast)

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at (949) 574-3860.

A replay of the conference call will be available until November 20, 2006:

Toll-free replay number: (877) 519-4471, PIN# 7985359
International replay number: (973) 341-3080, PIN# 7985359

About Think Partnership, Inc.

Think Partnership, Inc. is an international leader in interactive performance-based marketing and related Internet technologies. Think provides a comprehensive and integrated set of scalable and cost-effective marketing solutions for both advertisers and publishers. These solutions increase customer retention and revenues through a diverse set of related marketing channels, including affiliate marketing, click-fraud protected pay-per-click advertising, lead generation, interactive direct marketing, integrated offline advertising, campaign management, public relations, and branding. Think also operates several direct-to-consumer services including online dating, online education, and home business opportunities. High-profile brands include ValidClick(TM), Second Bite(TM), PrimaryAds, iLead Media, Kowabunga, BabyToBee, and MarketSmart. Visit www.thinkpartnership.com for more information.

Contact:
Liolios Group, Inc. for Think Partnership, Inc.
Scott Liolios, 949-574-3860
scott@liolios.com

Source: Think Partnership, Inc.